UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019 (February 26, 2019)

Ormat Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001- 32347 Commission File Number	88-0326081 (I.R.S. Employer Identification Number)

6140 Plumas Street, Reno, Nevada (Address of principal executive offices)	89519-6075 (Zip code)

(775) 356-9029 (Registrant’s telephone number, including area code)

6255 Neil Road, Reno , Nevada 89511-1136 (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Ormat Technologies, Inc. (the “Registrant”) is filing this Amendment No. 1 (the “Form 8-K/A”) to our Current Report on Form 8-K that we filed with the Securities and Exchange Commission (“SEC”) on February 27, 2019 (the "Original Form 8-K"), for the sole purpose of correcting Adjusted Net income attributable to the Registrant’s stockholders and Diluted Adjusted EPS for Q4 2018 in the first and last table in the press release that was attached to the Original Form 8-K filing.

No other changes have been made to the Original Form 8-K, but for the convenience of the reader, this Form 8-K/A includes, in its entirety, a copy of the Registrant’s press release from the Original Form 8-K, as amended.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed ”filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is furnished as part of this report on Form 8-K:

99.1 Press release of the Registrant dated February 27, 2019 containing financial information for its fourth fiscal quarter and fiscal year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Isaac Angel
Isaac Angel
Chief Executive Officer

Date: February 27, 2019